Exhibit 4.2

The Corporation is authorized to issue and sell more than one class or series of stock. The Corporation will furnish, without charge, to each stockholder who so requests a summary of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation and the qualifications, limitations or restrictions of such powers, preferences or rights, and the variations in powers, preferences or rights and limitations determined for each series which are fixed by the Certificate of Incorporation, as amended, and the resolutions of the Board of Directors of the Corporation and the authority of the Board of Directors to determine such variations for future series. Such request may be made to the office of the Secretary of the Corporation or to the Transfer Agent. The Board of Directors may require the owner of a lost or destroyed certificate or his legal representative, to give the Corporation a bond to indemnify the Corporation and its Transfer Agent(s) and Registrar(s) against any claim that may be made against them on account of the alleged loss or destruction of any such certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the		(Cust)	(Minor)
		entireties		under Uniform Gifts to Minors
JT TEN	–	as joint tenants with		Act
		right of survivorship		(State)
and not as tenants in
common

			UNIF TRF MIN ACT–	Custodian	(until age )
(Cust)
under Uniform Transfers to
(Minor)
Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X
	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.